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                                                               EXHIBIT (a)(1)(v)

                             OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
         (INCLUDING THE ASSOCIATED PREFERRED SHARE PURCHASE RIGHTS) AND
         ALL OUTSTANDING SHARES OF SERIES A CONVERTIBLE PREFERRED STOCK
                                       of
                       BEI MEDICAL SYSTEMS COMPANY, INC.
                                       at
                          $6.8426 NET PER COMMON SHARE
                        $13.6852 NET PER SERIES A SHARE
                                       by
                           BROADWAY ACQUISITION CORP.
                          a wholly owned subsidiary of
                         BOSTON SCIENTIFIC CORPORATION

          THE OFFER WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME,
           ON WEDNESDAY, JUNE 26, 2002, UNLESS THE OFFER IS EXTENDED.

To Our Clients:

    Enclosed for your consideration are an Offer to Purchase, dated May 30, 2002 (the "Offer to Purchase"), and a related Letter of Transmittal in connection with the offer by Broadway Acquisition Corp., a Delaware corporation ("Purchaser"), a wholly owned subsidiary of Boston Scientific Corporation, a Delaware corporation ("Parent"), to purchase all outstanding shares of common stock, par value $0.001 per share, including the associated preferred share purchase rights, and all of the outstanding shares of Series A Convertible Preferred Stock, par value $0.001 per share (together, the "Shares"), of BEI Medical Systems Company, Inc., a Delaware corporation ("BEI"), at a purchase price of $6.8426 per share of Common Stock and $13.6852 per share of Preferred Stock, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase, and in the related Letter of Transmittal (which, together with the Offer to Purchase and any amendments or supplements thereto, collectively constitute the "Offer"). The Offer is being made in connection with the Agreement and Plan of Merger, dated as of May 13, 2002 (the "Merger Agreement"), among Parent, Purchaser and BEI. The Merger Agreement provides, among other things, that as promptly as practicable after the purchase of Shares pursuant to the Offer, Purchaser will be merged with and into BEI (the "Merger"). As a result of the Merger, BEI will continue as the surviving corporation (the "Surviving Corporation") and will become a wholly owned subsidiary of Parent.

    We (or our nominee) are the holder of record of Shares held by us for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

    We request instructions as to whether you wish to have us tender on your behalf any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer.

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    Your attention is invited to the following:

1. The tender price is $6.8426 per share of Common Stock and $13.6852 per share of Preferred Stock, net to the seller in cash.

2.  The Offer is being made for any and all outstanding Shares.

3. The Board of Directors of BEI has unanimously (i) determined that the Merger Agreement and the transactions contemplated thereby, including each of the Offer, the Merger and the transactions contemplated by the Stockholders Agreement (as defined in the Offer to Purchase), are fair to, and in the best interests of, the holders of Shares, (ii) approved, adopted and declared advisable the Merger Agreement and the transactions contemplated thereby, including each of the Offer and the Merger, and (iii) resolved to recommend that the holders of Shares accept the Offer and tender Shares pursuant to the Offer and, if applicable, vote their Shares in favor of the adoption of the Merger Agreement.

4. The Offer will expire at 12:00 Midnight, New York City time, on Wednesday, June 26, 2002, unless the Offer is extended.

5. The Offer is also conditioned upon, among other things, the expiration, termination or satisfaction of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

6. Tendering stockholders will not be obligated by Parent or Purchaser to pay brokerage fees or commissions or, except as otherwise provided in Instruction 6 of the Letter of Transmittal, stock transfer taxes with respect to the sale and transfer of any Shares to Purchaser pursuant to the Offer. If you own Shares through a broker or other nominee, and your broker or nominee tenders your Shares on your behalf, your broker or nominee may charge a fee for doing so. You should consult your broker or nominee to determine whether any charges or commissions will apply.

7.  Tendering stockholders who fail to complete and sign the Substitute
    Form W-9 may be subject to a required federal backup withholding tax of 30% of the gross proceeds payable to such stockholder or other payee pursuant to the Offer.

    If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing and returning to us the instruction form contained in this letter. An envelope in which to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified in your instructions. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

    The Offer is made solely by the Offer to Purchase and the related Letter of Transmittal and is being made to all holders of Shares. Purchaser is not aware of any state where the making of the Offer is prohibited by any administrative or judicial action pursuant to any valid state statute. If Purchaser becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of Shares pursuant thereto, Purchaser will make a good faith effort to comply with such state statute. If, after such good faith effort, Purchaser cannot comply with such state statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Shares in such state. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of Purchaser by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

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                          INSTRUCTIONS WITH RESPECT TO
                         THE OFFER TO PURCHASE FOR CASH
                   ALL OUTSTANDING SHARES OF COMMON STOCK AND
         ALL OUTSTANDING SHARES OF SERIES A CONVERTIBLE PREFERRED STOCK
                                       of
                       BEI MEDICAL SYSTEMS COMPANY, INC.
                                       by
                           BROADWAY ACQUISITION CORP.
                          a wholly owned subsidiary of
                         BOSTON SCIENTIFIC CORPORATION

    The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated May 30, 2002, and the related Letter of Transmittal (which, together with the Offer to Purchase and any amendments or supplements thereto, collectively constitute the "Offer") in connection with the offer by Broadway Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Boston Scientific Corporation, a Delaware corporation, to purchase all outstanding shares of common stock, par value $0.001 per share, including the associated preferred share purchase rights, and all of the outstanding shares of Series A Convertible Preferred Stock, par value $0.001 per share (together, the "Shares"), of BEI Medical Systems Company, Inc., a Delaware corporation ("BEI"), at a purchase price of $6.8426 per share of Common Stock and $13.6852 per share of Series A Preferred Stock, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase, and in the related Letter of Transmittal.

    This will instruct you to tender the number of Shares indicated below (or, if no number is indicated below, all Shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

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Number of Shares to be Tendered*:

Date: ___________

                                   SIGN HERE

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                                 Signature(s):

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                         Please type or print name(s):

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                         Please type or print address:

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                        Area Code and Telephone Number:

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               Taxpayer Identification or Social Security Number:

* Unless otherwise indicated, it will be assumed that all Shares held for the shareholder's account are to be tendered.

    PLEASE RETURN THIS FORM TO THE BROKERAGE FIRM MAINTAINING YOUR ACCOUNT.

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